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                                                                    EXHIBIT 23.4

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Kinross Gold Corporation on Form F-4 of our report dated March 24, 2003, except for the last two sentences of the third to last paragraph of footnote 1 as to which the date is December 19, 2003 (relating to the consolidated financial statements of Crown Resources Corporation) appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.



/S/ DELOITTE & TOUCHE LLP


Denver, Colorado
December 19, 2003